EXHIBIT  21.1

                  SUBSIDIARIES  OF  INCYTE  PHARMACEUTICALS,  INC.


                   Name                      Jurisdiction of Organization
  -----------------------------          ----------------------------------
 Genome  Systems,  Inc.                      Missouri
 Incyte  Europe  Limited                     England  and  Wales
 Synteni,  Inc.                              Delaware
 Hexagen  Limited                            England  and  Wales